As filed with the Securities and Exchange Commission on April 19, 2022

Registration No. 333-233922

Registration No. 333-238274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement (No. 333-233922)

Post-Effective Amendment No. 1 to Form S-8 Registration Statement (No. 333-238274)

UNDER
THE SECURITIES ACT OF 1933

BELLUS HEALTH INC.

(Exact name of registrant as specified in its charter)

Canada	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

275 Armand-Frappier Blvd. Laval, Québec Canada	H7V 4A7
(Address of Principal Executive Offices)	(Zip Code)

Stock Option Plan

(Full title of the plan)

C T Corporation System

1015 15th Street, NW

Suite 1000

Washington, District of Columbia 20005

(Name and address of agent for service)

(202) 572-3111

(Telephone number, including area code, of agent for service)

Copy to:

Ramzi Benamar BELLUS Health Inc. 275 Armand-Frappier Blvd. Laval, Québec Canada (450) 680-4525	Mitchell S. Bloom Danielle Lauzon Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 022110 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act	☐

EXPLANATORY NOTE

BELLUS Health Inc. (the “Registrant”) is filing these Post-Effective Amendments (these “Amendments”) to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) in accordance with Rule 462(d) under the Securities Act of 1933, as amended, to reflect the amendment of the Registrant’s Stock Option Plan (the “Plan”):

•	Registration Statement on Form S-8 (File No. 333-233922), pertaining to the registration of 5,524,901 of the Registrant’s common shares, no par value (the “Common Shares”) under the Plan, filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2019, which was amended by that certain Post-Effective Amendment No. 1, filed with the Commission on April 21, 2020; and

•	Registration Statement on Form S-8 (No. 333-238274), pertaining to the registration of 1,993,681 Common Shares under the Plan, filed with the Commission on May 14, 2020.

The Registration Statements are hereby amended to remove Exhibits 4.1 and 4.2 of the Registration Statements, and to replace Exhibit 4.1 of the Registration statements with the amended Plan (effective February 23, 2022) filed herewith as Exhibit 4.1, which was adopted on February 23, 2022 by the Registrant’s board of directors and amends the Plan (effective May 15, 2012) previously filed as Exhibit 4.1 and the Registrant’s Amended Stock Option Plan (effective April 21, 2020), previously filed as Exhibit 4.2. The amendments to the Plan reflected in Exhibit 4.1 hereof, which did not require shareholder approval, involved changes of a housekeeping nature. Except as described herein, these Amendments do not update, amend or modify any other information, statement or disclosure contained in the Registration Statements.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description

4.1*	Amended Stock Option Plan (effective February 23, 2022)

24.1*	Powers of Attorney (included on the signature pages to this registration statement)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laval, Province of Québec, Canada, on April 19, 2022.

BELLUS Health Inc.

By:	/s/ Ramzi Benamar
Name: Ramzi Benamar
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto Bellini and Ramzi Benamar, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements on Form S-8 have been signed below by the following persons in the capacities indicated on April 19, 2022.

Signature	Title

/s/ Roberto Bellini	Chief Executive Officer and Director (Principal Executive Officer)
Roberto Bellini

/s/ Ramzi Benamar	Chief Financial Officer (Principal Financial and Accounting Officer)
Ramzi Benamar

/s/ Francesco Bellini	Chairperson of the Board of Directors
Francesco Bellini

/s/ Youssef L. Bennani	Director
Youssef L. Bennani

/s/ Franklin M. Berger	Director
Franklin M. Berger

/s/ Clarissa Desjardins	Director
Clarissa Desjardins

/s/ Pierre Larochelle	Director
Pierre Larochelle

/s/ Joseph Rus	Director
Joseph Rus

/s/ William Mezzanotte	Director
William Mezzanotte

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed these Post-Effective Amendments to the Registration Statements on Form S-8, solely in the capacity of the duly authorized representative of BELLUS Health Inc. in the United States, in the City of Newark, State of Delaware, on April 19, 2022.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director